EXHIBIT 10.1

SKY PETROLEUM, INC.
Attn: Karim Jobanputra, Chief Executive Officer
15950 N. Dallas Parkway, Ste 400
Dallas, Texas, 75248

May 6, 2014

Mark Rachovides c/o Haywood Securities ITF Mark Rachovides, 700-200 Burrard St. Vancouver, BC V6C 3L6, Canada
Re:	Amendment to 8% Convertible Promissory Note, due January 8, 2014

Dear Mark:

This letter documents our agreement with you, as Holder, to extend the maturity date of the  8% Convertible Promissory Note, due May 8, 2014, in the principal amount of US$150,000 (the “Original Note”), issued pursuant to the Note Purchase Agreement dated January 8, 2013 and as amended by letter agreement dated January 8, 2014, between Sky Petroleum, Inc. (the “Company”) and Mark Rachovides, to May 8, 2015.  Pursuant to this letter agreement, the Company will (i) make an interest payment to the Holder in the amount of US$25,000 and (ii) issue the Holder an Amended and Restated 8% Convertible Promissory Note, due May 8, 2015, which shall amend, supercede and replace in its entirety that certain 8% Convertible Promissory Note, due May 8, 2014.  The Original Note issued to you shall be null and void, and you agree to return the Original Note to the Company for cancellation.

The Note Purchase Agreement remains in full force and effect in accordance with its terms.

Sincerely,

SKY PETROLEUM, INC.

Karim Jobanputra
Chief Executive Officer

cc:  Kenneth Sam, Dorsey & Whitney LLP